Exhibit 99.1

Destination XL Group, Inc. Reports Holiday Sales Results

CANTON, Mass., January 12, 2026 – Destination XL Group, Inc. (NASDAQ: DXLG), the leading integrated-commerce specialty retailer of Big + Tall men’s clothing and footwear, today announced the following results for the 9-week holiday sales period ended January 3, 2026 (unaudited):

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Total sales were $89.9 million compared to $94.7 million for the 9-week holiday sales period ended January 4, 2025.
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Comparable sales for the same 9-week holiday period decreased 5.8%, with comparable sales from stores down 7.2% and the direct business down 2.8%.

“We saw an improvement in our sales results during this 9-week holiday period, with a comparable sales decrease of 5.8% as compared to the decrease of 8.7% experienced through the first nine months of fiscal 2025, largely driven by our direct business. Our direct business showed improvement during the 9-week holiday period, with a comparable sales decrease of 2.8%, as compared to the comparable sales decrease of 14.6% through the first nine months of fiscal 2025. We drove a favorable response in direct with several strategic promotions, however, this did not fully offset the traffic decline in stores. Our sales results for the holiday period, particularly in our stores, continue to reflect a difficult environment, especially in the Big + Tall sector, with continued pressure on discretionary spending,” said Harvey Kanter, President and Chief Executive Officer. “We were thrilled to announce a transformative transaction with FullBeauty during the quarter and are excited for the opportunities ahead, in 2026 and beyond. Together with FullBeauty, we will be better positioned to serve our customers across the plus-size and Big + Tall apparel market, providing them more brands, more styles and more options whether they shop in stores or online.”

FullBeauty Merger

As announced on December 11, 2025, the Company has entered into a definitive agreement to combine with FBB Holdings I, Inc. (“FullBeauty”) in a merger of equals to create a scaled, category-defining retailer for inclusive apparel. By leveraging complementary strengths across gender, product and channel, the combined company will be positioned to accelerate growth, improve operational efficiency and deliver an enhanced customer experience through a comprehensive, innovative multi-channel strategy.

The companies delivered combined net sales of approximately $1.2 billion for the last twelve months ending October 2025. Assuming no pro forma adjustments, Adjusted EBITDA (a non-GAAP measure) was approximately $45 million for the last twelve months ending October 2025. Including $25 million in expected run-rate cost synergies, the combined company would have generated approximately $70 million of LTM Adjusted EBITDA (a non-GAAP measure).

The transaction is expected to close in the first half of fiscal year 2026, subject to customary closing conditions and approval by DXL shareholders.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that provides the Big + Tall man the freedom to choose his own style. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores and Casual Male XL retail and outlet stores throughout the United States, and an e-commerce website, DXL.COM, and mobile app, which offer a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton,

Massachusetts, and its common stock is listed on the Nasdaq Global Market under the symbol “DXLG.” For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the presentation of Adjusted EBITDA, a non-GAAP financial measure. The presentation of this non-GAAP measure is not in accordance with GAAP and should not be considered superior to, or as a substitute for, net income (loss) or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate Adjusted EBITDA in the same manner and, accordingly, the non-GAAP measures presented in this release may not be comparable to similar Adjusted EBITDA measures used by other companies.

As reported in this press release, Adjusted EBITDA was calculated for both DXL and FullBeauty as earnings for the last twelve months ended November 1, 2025 for DXL and October 25, 2025 for FullBeauty, before interest, taxes, depreciation, and amortization, and adjusted for certain non-recurring items. Each of DXL and FullBeauty makes adjustments in its calculation of Adjusted EBITDA. Specifically, Adjusted EBITDA for DXL reflects adjustments for the impairment of assets and the accrual for estimated non-recurring legal settlement costs, while Adjusted EBITDA for FullBeauty reflects adjustments for restructuring costs, acquisitions costs, and the accrual for estimated non-recurring legal settlement costs. We believe that providing Adjusted EBITDA is useful to investors to evaluate the current performance of DXL and FullBeauty, on a combined basis, and is a key metric to measure profitability and economic productivity.

Basis of Presentation for Combined Financial Information

The combined financial information presented in this press release is for illustrative purposes only and is not intended to represent “pro forma” financial information as defined by and required by Article 11 of Regulation S-X. The combined results represent a simple arithmetic summation of the historical financial results of DXL and FullBeauty for the respective periods indicated, without giving effect to any purchase accounting adjustments, financing adjustments, or other transaction-related adjustments that would be required in a compliant pro forma presentation. Consequently, this combined information does not purport to represent what the actual results of operations or financial condition of the combined company would have been had the transaction occurred on the dates indicated, nor does it purport to project the results of operations or financial condition of the combined company for any future period or as of any future date. Investors are cautioned not to place undue reliance on these combined figures as a predictor of future performance.

Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DXL and FullBeauty operate and beliefs of and assumptions made by DXL management and FullBeauty management, involve uncertainties that could significantly affect the financial results of DXL or FullBeauty or the combined company. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. With respect to any such forward-looking statements, DXL and FullBeauty each claims the protection provided for in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, our belief in a continued difficult environment, especially in the Big + Tall sector, with continued pressure on discretionary spending; our excitement for the opportunities ahead, in 2026 and beyond; our belief that together with FullBeauty, we will be better positioned to serve our customers across the plus-size and Big + Tall apparel market, providing them more brands, more styles and more options whether they shop in stores or online; our belief that the merger with FullBeauty will create a scaled, category-defining retailer for inclusive apparel; our belief that by leveraging complementary strengths across gender, product and channel, the combined company will be positioned to accelerate growth, improve operational efficiency and deliver an enhanced customer experience through a comprehensive, innovative multi-channel strategy; and our expectation that the merger will close in the first half of fiscal year 2026. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors, including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the conditions to the completion of the merger, including the receipt of DXL stockholder approval for the merger; the ability to successfully integrate and scale our operations and employees; the ability and timing to realize anticipated benefits and synergies of the merger; the potential impact of the announcement, pendency or consummation of the merger on relationships, including with employees, customers, credit rating agencies, suppliers and competitors; the ability to retain key personnel; the challenging macroeconomic environment, including volatility and changes in global trade policies, and the ability of the combined company to mitigate potential tariff exposure and maintain supply; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; negative rating agency actions; the outcome of any legal proceedings that may be instituted against DXL or FullBeauty; the risk that any announcements relating to the merger could have adverse effects on the market price of the common stock of DXL; diversion of management’s attention from ongoing business operations and opportunities; and those additional risks and factors detailed in the Proxy Statement referenced below when available and other reports filed with the SEC by DXL from time to time, including those discussed under the heading “Risk Factors” in DXL’s most recently filed Annual Report on Form 10-K. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov. Neither DXL nor FullBeauty undertakes any duty to update any forward-looking statements contained herein, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information About the Merger and Where to Find It

In connection with the merger, DXL intends to file a proxy statement (the “Proxy Statement”), which will be distributed to the stockholders of DXL in connection with their votes on the issuance of DXL Common Stock in the merger. Investors and security holders are encouraged to read the Proxy Statement when it becomes available (and any other documents filed with the Securities and Exchange Commission (the “SEC”) in connection with the merger or incorporated by reference into the Proxy Statement) because such documents will contain important information regarding the merger and related matters. Investors and security holders will be able to obtain these documents, and any other documents DXL has filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing DXL’s website at investor.dxl.com. In addition, documents filed with the SEC by DXL will be available free of charge by writing to DXL at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Corporate Secretary.

Participants in the Solicitation

DXL and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the merger. Information about DXL’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in DXL’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on June 30, 2025, including under the headings “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Security Ownership of Management.” To the extent holdings of DXL common stock by the directors and executive officers of DXL have changed from the amounts of DXL common stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in

Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, in each case filed with the SEC, including the Form 4s filed by each of the non-executive directors on August 6, 2025, the Form 4s filed by each of the executive officers on September 3, 2025 and the Form 4s filed by each of the non-executive directors on November 5, 2025.

FullBeauty and its chief executive officer may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the Merger. Information about FullBeauty and its chief executive officer was included as Exhibit 99.9 to the Current Report on Form 8-K filed on December 11, 2025.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement regarding the merger when it becomes available. Free copies of this document may be obtained as described above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Destination XL Group Investor Contact:
Investor.relations@dxlg.com
603-933-0541

Destination XL Group Media Contact:
Aaron Palash / Michael Reilly / Carly King

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449